Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), John C. Martin, the Chief Executive Officer of Gilead Sciences, Inc. (the Company), and John F. Milligan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the Annual Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.

Dated: March 3, 2006

/s/ JOHN C. MARTIN	/s/ JOHN F. MILLIGAN
John C. Martin Chief Executive Officer	John F. Milligan Chief Financial Officer